
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                     114,236,426
<SECURITIES>                                         0
<RECEIVABLES>                                  408,788<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             136,896,583<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               136,896,583<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            20,025,065<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,249,579
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,775,486
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,775,486
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,775,486
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $408,788.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $22,251,369.
<F3>Liabilities include redemptions payable of $1,898,304,incentive fees payable of $1,767,966, management fee payable of $455,931 and accrued administrative expenses of $117,355.
<F4>Total revenues includes realized trading revenue of $3,651,115, net change in unrealized of $12,480,291 and interest income of $3,893,659.

